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EXHIBIT 10.3

                         TRANSGLOBE ENERGY CORPORATION

                               STOCK OPTION PLAN
                              DATED APRIL 16, 1997
                          AS AMENDED OCTOBER 17, 1997

1. PURPOSE. The purpose of this Stock Option Plan (the "Plan") is to advance the interests of TransGlobe Energy Corporation ("TransGlobe") and its shareholders by enhancing the ability of TransGlobe to attract and retain the best available talent and to encourage the highest level of performance by senior officers, key employees, directors and consultants through ownership of common shares ("Common Shares") in TransGlobe.

2. ADMINISTRATION. The Plan will be administered by the Board of Directors of TransGlobe (the "Board"). The Board may delegate the administration of the Plan to a committee, in which case all references to the "Board" hereunder will refer to the committee, except only the Board of Directors may allot shares and specify the price at which they are to be issued. The Board will have authority, consistent with the Plan:

       (a) to issue options granted in accordance with the formula set forth in this Plan;

       (b) to prescribe the form of certificate evidencing grants of options to Canadian optionees and the form of agreement evidencing grants of options to US optionees and any other instruments required under the Plan and to change such forms from time to time;

       (c) to adopt, amend and rescind rules and regulations for the administration of the Plan, provided however, that except as specified in Section 5(d), no amendment which would increase the maximum number of Common Shares for which options may be granted will be made by the Board without the approval of shareholders and regulatory authorities under the Securities Laws, as defined below; and

       (d) to interpret and administer the Plan and to decide all questions and settle all controversies that may arise in connection with the Plan, all of which decisions of the Board will be final and conclusive.

3. COMPLIANCE WITH LAWS. Transactions under the Plan are intended to comply with all relevant provisions of law, including, without limitation, the United States Securities Act of 1933 and the regulations thereunder, all applicable conditions of Rule 16b-3 or its successors under Section 16 of the United States Securities Exchange Act of 1934, the Securities Act and the regulations thereunder of the province in which TransGlobe is resident and the provinces in which optionees may reside, and the requirements of The Alberta Stock Exchange (the "ASE"), The Toronto Stock Exchange (the "TSE"), the Nasdaq Stock Market, Inc. ("NASDAQ"), and any other stock exchange or market upon which the Common Shares may then be listed or quoted (together, the "Applicable Laws"). To the extent any provision of the Plan or action by the Board fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

TransGlobe will not be obligated to issue and deliver any Common Shares pursuant to the exercise of any option until, in the opinion of TransGlobe's counsel, all Applicable Laws have been complied with. Without limiting the generality of the foregoing, TransGlobe may require from the person exercising the option such investment representation, undertaking or agreement, if any, as counsel for TransGlobe may consider necessary in order to comply with the Applicable Laws.

4. ELIGIBILITY. The Board may from time to time authorize the grant of options to anyone who is at the time of such authorization:

       (a) a senior officer or key employee ("Employee") of TransGlobe or any subsidiary of TransGlobe ("Subsidiary"), meaning any corporation, partnership, joint venture or other entity in which

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            TransGlobe owns or controls, directly or indirectly, not less than
            50% of the total voting power or equity interests, and includes a subsidiary of a subsidiary;

       (b) subject to the Applicable Laws, a person providing ongoing consulting services (a "Consultant") to TransGlobe or a Subsidiary; or

       (c)  a member of the Board of Directors of TransGlobe or of a Subsidiary.

5.     SHARES SUBJECT TO THE PLAN

       (a)  Subject to adjustment as provided in Section 5(d):

            (i) the aggregate number of Common Shares to be issued from time to time upon the exercise of options granted under the Plan will not exceed 1,117,037 Common Shares;

            (ii) no single officer, employee, or director of TransGlobe will hold options for more than 5% of the issued and outstanding Common Shares;

            (iii) the aggregate number of Common Shares to be issued upon the exercise of options granted under the Plan to Consultants from time to time will not exceed 2% of the issued and outstanding Common Shares; and

            (iv) no single Consultant will be granted options for more than 1% per year of the issued and outstanding Common Shares.

       (b) If any option granted under the Plan terminates or is cancelled without having been exercised in full, the number of Common Shares unpurchased as to which such option was not exercised will be available for future grants within the limits set forth in Section 5(a).

       (c)  No fractional Common Shares will be issued under this Plan.

       (d) In the event of a stock split, consolidation or reclassification or other change in TransGlobe's capital, other than an issue of Common Shares or by way of stock dividend, the number and exercise price of options will be adjusted by the Board to preserve the rights of the participants in this Plan substantially proportionate to those existing prior to such event.

6. TERMS AND CONDITIONS OF OPTIONS. All options granted under the Plan will be subject to the following terms and conditions:

       (a) The per-share exercise price of each option granted will be not less than the market value (the "Market Value") of a Common Share on the date an option is granted, which Market Value will be determined as follows:

            (i) if the Common Shares are listed or quoted on any established stock exchange or market, including without limitation the TSE or the ASE, the NASDAQ National Market or The NASDAQ Small Cap Market, the Market Value will be no less than the higher of the last sale prices of a Common Shares at the close of business on the last trading day preceding the date on which such option is granted; and

            (ii) in the absence of an established market for the Common Shares, the Market Value will be determined in good faith by the Board.

       (b) The latest date on which an option may be exercised will be the fifth anniversary of the date the option was granted.

       (c) 50% of the options granted to each optionee under the Plan will become vested and exercisable on the six-month anniversary of the grant date, or at such other time as may be established by the Board at the time of the grant, and the balance on the first anniversary of the grant date.

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       (d)  Any exercise of an option must be in writing, signed by the proper person and delivered or mailed to TransGlobe, accompanied by any documents required by the Board and payment in full as provided below for the number of Common Shares for which the option is exercised.

       (e) The price of Common Shares purchased on the exercise of an option must be paid in full by cash, bank draft or money order payable to the order of TransGlobe.

       (f) No option or any interest therein will be transferable or assignable otherwise than by will or pursuant to the laws of succession.

       (g) An optionee will have no rights as a shareholder of TransGlobe with respect to any Common Shares covered by any option until such time as and to the extent only that such option has been exercised.

       (h) If any optionee ceases to be eligible for a grant of options under this Plan for any reason (a "Termination"), except the death of an optionee or by reason of retirement pursuant to an established retirement policy of the Board, all options granted to the optionee under the Plan and then held by the optionee will, to the extent such options were exercisable immediately prior to Termination, continue to be exercisable by the optionee for a period of 30 days following Termination or until the expiration date of the option if earlier.

      (i) If Termination is by reason of retirement pursuant to an established retirement policy of the Board, all options held by the retiring optionee will become vested and exercisable, to the extent not already vested and exercisable, immediately prior to retirement, and they continue to be exercisable until their original expiration date.

      (j) In the event of the death of an optionee all options granted to the optionee under the Plan and held by the optionee immediately before death will, to the extent such options were exercisable at that time, continue to be exercisable by the legal representative of the optionee for a period of 6 months following the death of the optionee or until the expiration date of the option if earlier. After such time, the options will terminate.

7.     ADDITIONAL PROVISIONS CONCERNING U.S. OPTIONEES.

       (a) Options granted to an Employee subject to personal income tax under the United States Internal Revenue Code (the "Code"), (such Employee referred to in this Section as a "U.S. Employee") will be Incentive Stock Options as that term is defined in the Code.

       (b) Options granted to an optionee who is subject to personal income tax under the Code who is not an Employee will not be Incentive Stock Options, and any written agreement with such an optionee for a grant of options under the Plan will state that the options granted thereunder are Non-Qualifying Stock Options for U.S. income tax purposes.

       (c) In addition to the terms and conditions of options granted under the Plan listed in Section 6 above, options granted to a U.S. Employee will be subject to the following terms and conditions:

            (i) options will be designated in the written option agreement between the U.S. Employee and TransGlobe as Incentive Stock Options; and

            (ii) if the U.S. Employee is directly or indirectly the beneficial owner of 10% or more of the combined voting power of all classes of shares in the capital of TransGlobe or a Subsidiary at the time an option is granted to the U.S. Employee, the exercise price of such option will be equal to at least 110% of the Market Value of TransGlobe's Common Shares.

       (d) If a U.S. Employee is granted options under the Plan, the written option agreement with the U.S. Employee will contain acknowledgements by the U.S. Employee that:

            (i) notwithstanding a designation of options granted to a U.S. Employee as Incentive Stock Options, to the extent that the aggregate Market Value of the Common Shares subject to

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                  options which are exercisable for the first time by any U.S.
                  Employee during any calendar year exceeds US$100,000, such excess options will not be treated as Incentive Stock Options; and

            (ii) in order for options granted under the Plan to be treated as Incentive Stock Options:

                  A. Common Shares purchased on the exercise of an option must not be sold or otherwise disposed of within 2 years from the date the option was granted, or within 1 year from the date the option was exercised; and

                  B. the U.S. Employee must maintain his status as a U.S. Employee at all times during the period beginning on the date the option is granted and ending on the date 30 days before the date the option is exercised.

       (e) The acknowledgement of the U.S. Employee in (d)(ii)B above does not confer upon the U.S. Employee any right with respect to continuation of his employment relationship with TransGlobe, nor will it interfere in any way with TransGlobe's right to terminate his employment relationship at any time, with or without cause.

8. TAX CONSEQUENCES OF PLAN. Notwithstanding Section 7, TransGlobe does not assume responsibility for the income or other tax consequences for optionees or persons eligible under the Plan and they are advised to consult with their own tax advisors.

9. EFFECT OF CERTAIN CORPORATE TRANSACTIONS. In the event of a consolidation or merger in which TransGlobe is not the surviving company, or in the event its outstanding shares are converted into securities of another entity or exchanged for other consideration, or in the event of an offer for Common Shares being made by a third party that constitutes a take-over bid as that term is defined in the Securities Act (Alberta) or would constitute a take-over bid as that term is defined in the Securities Act (Alberta) but for the fact that the offeree is not in Alberta, all outstanding options will immediately vest, provided, however, that if such transaction does not close, all such options will be deemed not to have vested.

10. TERM OF PLAN. The Plan will become effective upon the earlier to occur of its adoption by the Board of Directors [April 16, 1997] or its approval by the shareholders of TransGlobe at a general meeting and shall terminate ten years thereafter.

11. AMENDMENTS TO PLAN. Amendments to the Plan, from time to time, will become effective on the date of the approval of such amendments by the Board subject to approval of such amendments by securities regulators under the Applicable Laws, or ratification by the shareholders of TransGlobe at a general meeting, as may be required.

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